EXHIBIT 10.1

FOURTH AMENDMENT AGREEMENT
THIS FOURTH AMENDMENT AGREEMENT, dated as of December 3, 2014 (this “Amendment”), is among MERCURY CASUALTY COMPANY (the “Borrower”), MERCURY GENERAL CORPORATION (the “Parent”), the various financial institutions parties hereto (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”). Terms defined in the Credit Agreement (as defined below) are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
WHEREAS, the Borrower, the Parent, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of January 2, 2009 (as amended to date, the “Credit Agreement”) and wish to amend the Credit Agreement as set forth herein;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
SECTION 1.    AMENDMENTS TO CREDIT AGREEMENT. Effective as of the Amendment Effective Date (as hereinafter defined), the Credit Agreement is amended as follows:
1.1    Amendment to Section 1.01. Section 1.01 is amended by (a) amending the following definitions in their entirety to read as follows:
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or Los Angeles, California and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Eurodollar Rate” means:
(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

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EXHIBIT 10.1

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Loan Notice” means a notice of (a) the initial borrowing hereunder, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Maturity Date” means December 3, 2017; provided that if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day.
“Responsible Officer” means the chief executive officer, president, chief financial officer, corporate secretary, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
(b) inserting the following definitions in proper alphabetical order:
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time

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concerning or relating to bribery, corruption or money laundering, including the United States Foreign Corrupt Practices Act of 1977.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Fourth Amendment” means the Fourth Amendment Agreement dated as of December 3, 2014 among the Borrower, the Guarantor, the Lenders party thereto and the Administrative Agent.
“Fourth Amendment Post-Closing Amendment Filings” means the post-closing reports required to be filed by the Borrower pursuant to California Insurance Code section 1185 et seq. with the California Department of Insurance and the NAIC with respect to the Fourth Amendment.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.
and (c) inserting the following phrase in the definition of “Interest Period” after the words “six months”: “(in each case, subject to availability)”.
1.2    Amendment to Section 1.05. Section 1.05 is amended in its entirety to read as follows:
1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to California time (daylight or standard, as applicable).
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
1.3    Amendment to Section 2.02(a). Section 2.02(a) is amended in its entirety to read as follows:
(a)    The initial borrowing hereunder and each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of the initial borrowing hereunder of, or the conversion to or continuation of, Eurodollar Rate Loans or (ii)

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on the Business Day of the requested date of the initial borrowing hereunder of, or conversion to, Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. The initial borrowing hereunder of and each conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $500,000 in excess thereof. The initial borrowing hereunder of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting the initial borrowing hereunder of, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the initial borrowing hereunder, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Eurodollar Rate Loans with a one-month Interest Period. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding the foregoing, the Borrower may request that Loans made on the Closing Date bear interest at a rate equal to the sum of (x) the “overnight rate” as quoted by the Administrative Agent on the Closing Date plus (y) the Applicable Rate provided the Borrower delivers to the Administrative Agent no later than 10:00 a.m. on the Closing Date (1) a Loan Notice requesting such rate and (2) a Loan Notice requesting conversion of the Loans made on the Closing Date to a Eurodollar Loan(s) on the second Business Day after the Closing Date. Thereafter, all conversions and continuations shall be made in accordance with the provisions of this Section 2.02(a).
1.4    Amendment to Section 2.07. Section 2.07 is amended in its entirety to read as follows:

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All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
1.5    Amendment to Section 3.01. Section 3.01 is amended by adding the following new subsection (g) at the end of Section 3.01:
(g)    For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of the Fourth Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
1.6    Amendment to Section 3.03. Section 3.03 is amended in its entirety to read as follows:
3.03    Inability to Determine Rates. If in connection with any request for a conversion to or continuation of a Eurodollar Rate Loan, (a)  the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) (i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar

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Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a conversion to Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) (i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
1.7    Amendments to Article V. Article V is amended by adding the following new Sections 5.20 and 5.21 to the end thereof:
5.20    OFAC. Neither the Borrower, the Guarantor, nor any of their Subsidiaries, nor, to the knowledge of the Borrower, the Guarantor, and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.
5.21    Anti-Corruption Laws. Each Loan Party and its Subsidiaries have conducted their businesses in compliance in all material respects with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws.
1.8    Amendment to Section 6.02(l). Section 6.02(l) is amended and restated to read as follows:
(l)    promptly after filing, a copy of the Post-Closing Filings, the Post-Closing Amendment Filings and the Fourth Amendment Post-Closing Amendment Filings.
1.9    Amendment to Article VI. Article VI is amended by adding the following new Section 6.15 to the end thereof.

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6.15    Anti-Corruption Laws. Each Loan Party its Subsidiaries shall conduct their businesses in compliance in all material respects with applicable Anti-Corruption Laws and maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws.”
1.10    Amendment to Section 7.11. Section 7.11(a) is amended by replacing “December 31, 2013” with “December 31, 2014”.
1.11    Amendment to Article VII. Article VII is amended by adding the following new Sections 7.12 and 7.13 to the end thereof.
7.12    Sanctions. The Borrower shall not, and shall not permit its Subsidiaries to, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.
7.13    Anti-Corruption Laws. The Borrower shall not directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions applicable to the Borrower.
1.12    Amendment to Section 9.09. Section 9.09 is amended by adding the following paragraph to the end thereof:
The Lenders hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Lenders and the Administrative Agent shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity

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Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 11.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or the Administrative Agent or any acquisition vehicle to take any further action.
1.13    Amendment to Section 11.02(c). Section 11.02(c) is amended in its entirety to read as follows:
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet,

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except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
1.14    Amendment to Section 11.02(e). Section 11.02(e) is amended by replacing the phrase “(including telephonic Loan Notices)” with the phrase “(including telephonic notices and Loan Notices)”.
1.15    Amendment to Section 11.18. Section 11.18 is amended in its entirety to read as follows:
11.18    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 2.    CONDITIONS PRECEDENT. This Amendment shall become effective on the date (the “Amendment Effective Date”) when (a) the Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Parent, the Administrative Agent and the Lenders, (b) the Administrative Agent shall have received certified resolutions of the Borrower and the Parent authorizing the execution and delivery of this Amendment and the performance of the Credit Agreement as amended hereby, (c) the Administrative Agent shall have received a favorable opinion of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and (d) the Borrower shall have paid all fees required to be paid, and all expenses for which invoices have been presented, on or before the date hereof.

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SECTION 3.    REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrower and the Parent hereby represents and warrants to the Administrative Agent and each Lender as follows:
3.1    Due Authorization, Non‑Contravention, etc. The execution, delivery and performance by each of the Borrower and the Parent of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
3.2    Government Approval, Regulation, etc. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with (including any amendments to the Post-Closing Filings), any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or the Parent of this Amendment; except (a) for approvals, consents, exemptions, authorizations, actions, notices or filings (i) which have already been obtained or made or (ii) for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and such failure could be cured without unreasonable delay or cost and (b) the Borrower is required to file the Fourth Amendment Post-Closing Amendment Filings.
3.3    Validity, etc. This Amendment has been duly executed and delivered by the Borrower and the Parent. This Amendment constitutes a legal, valid and binding obligation of each such Person, enforceable against each such Person in accordance with its terms.
3.4    No Default or Event of Default. No Default or Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment.
3.5    Representations and Warranties. The representations and warranties of the Loan Parties contained in Article V of the Credit Agreement (as amended hereby) and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
SECTION 4.    MISCELLANEOUS.
4.1    Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, and all other Loan Documents shall remain in full force and effect and each is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

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4.2    Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and out‑of‑pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.
4.3    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.
4.4    Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
4.5    Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts (and by different parties hereto in different counterparts), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic “.pdf” file shall be effective as delivery of a manually executed counterpart hereof.
4.6    Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
4.7    Successors and Assigns. Subject to any restrictions on assignment contained in the Credit Agreement, the Credit Agreement and this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
[Signatures follow]

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IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amendment Agreement as of the date first set forth above.
MERCURY CASUALTY COMPANY

By: /s/ Theodore Stalick
Name: Theodore Stalick
Title: SVP – CFO

MERCURY GENERAL CORPORATION

By: /s/ Theodore Stalick
Name: Theodore Stalick
Title: SVP – CFO

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BANK OF AMERICA, N.A., individually as Administrative Agent and Lender

By: /s/ Bansree M. Parikh
Name: Bansree M. Parikh
Title: Senior Vice President

[Signature Page to Fourth Amendment Agreement]
711847069 08131378
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